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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                          Idenix Pharmaceuticals, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                     45-0478605
                 --------                                     ----------
(State of incorporation or organization)           (Employer Identification No.)

               60 Hampshire Street, Cambridge, Massachusetts 02139
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

If this form relates to the registration     If this form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act and is     Section 12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c),  please check the         Instruction Act A.(d), please check the
following box. [ ]                           following box. [ x ]

Securities Act registration statement file number to which this form
relates:                                                           333-111157
                                                                   ----------
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                               Name of Each Exchange on Which
to be so Registered                               Each Class is to be Registered
-------------------                               ------------------------------



Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.001 par value per share
                     ---------------------------------------
                                (Title of Class)


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Item 1:  Description of Registrant's Securities to be Registered.

The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, $.001 par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Registration Statement on Form S-1") (File No. 333-111157) is incorporated herein by reference.

Item 2:  Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

      1. Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1.

      2. Form of Certificate of Amendment of Restated Certificate of Incorporation to be effective immediately prior to the effectiveness of the Company's Registration Statement on Form S-1.

      3.    By-laws, as amended, of the Registrant, incorporated by reference to
            Exhibit 3.3 to the Company's Registration Statement on Form S-1.

      4. Form of Amended and Restated By-laws of the Registrant, to be effective immediately prior to the closing of the offering, incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1.


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        IDENIX PHARMACEUTICALS, INC.

                                        By:  /s/ Andrea J. Corcoran
                                             --------------------------------
                                             Andrea J. Corcoran
                                             Executive, Legal and Administration

Dated:   June 16, 2004